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EXHIBIT 10.4

                            STOCK PURCHASE AGREEMENT

This stock purchase agreement is made and entered into FEBRUARY 7, 2002 by and between OXFORD VENTURES, INC., a Nevada Corporation (the "Seller"), and BOB FRASER and BILL GROSSHOLZ of Vancouver, B.C. (collectively, the "Buyers").

RECITALS
--------

A. Seller is the owner of all the issued and outstanding shares of VOIP Technology Inc., a corporation organized and existing under the laws of British Columbia, Canada, here referred to as corporation, consisting of 100 of common shares.

B. Buyers desires to acquire, and seller desires to sell, seller's shares of stock in the corporation pursuant to the terms of this agreement. Seller with transfer shares as follows:

                  Name of Buyer             Number of Shares
                  -------------             ----------------

                  Bob Fraser                         50
                  Bill Grossholz                     50

Now, therefore, in consideration of the premises, their mutual covenants and promises, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

                                   SECTION ONE
                           PURCHASE AND SALE OF STOCK

Subject to the terms and conditions of this agreement, seller agrees to sell, and buyer agrees to buy, 100 shares of the capital stock of the corporation for the total price of One Dollar ($1.00) payable in full on the execution of this agreement, approval of the transfer by the directors of the corporation, and transfer of the stock certificate evidencing the shares.

                                   SECTION TWO
                     BUYER'S REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants to seller that buyer is acquiring these shares of sellers capital stock of the corporation for Buyer's own account for investment and not with a view to, or for sale in connection with, distribution of any of the shares and with no present intention of selling any of them. Buyer understands that in the foreseeable future Buyer will be precluded from selling the shares, except in private placement transaction, and that there is no assurance the buyer will be able to locate prospective purchasers in order to dispose of the shares even in a private placement transaction.

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                                  SECTION THREE
                                ENTIRE AGREEEMENT

This agreement constitutes the entire agreement between the parties and supercedes any prior written or oral understandings, agreements, or conditions. No change, modification, amendment, or addition will be valid unless it is in writing and signed by the party against whom enforcement of any change, modification, amendment, or addition is assigned. The terms of this agreement will survive the transfer of seller's stock to buyer.

                                  SECTION FOUR
                            PARTIES BOUND; ASSIGNMENT

All covenants, agreements, representations, and warranties set forth in this agreement are binding on and inure to the benefit of the successors and assigns of the parties. The parties cannot assign this agreement or any of their rights under this agreement except by operation of law to their personal representatives or heirs in the event of their death, incapacity, or dissolution, as the case may be, in which case this agreement and all of the parties' obligations and benefits will be binding on and inure to the benefit of the party's personal representatives, heirs and successors.

                                  SECTION FIVE
                                  GOVERNING LAW

This agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia


Dated:  February 8, 2002


FOR THE SELLER:                              FOR THE BUYERS:
Oxford Ventures, Inc.


/s/ Robert Harrison                          /s/ Bob Fraser
------------------------------------         ----------------------------------
Robert Harrison                              Bob Fraser
President


                                             /s/ Bill Grossholz
                                             ----------------------------------
                                             Bill Grossholz